                                                                    EXHIBIT 10.2



                  AMENDMENT TO THE COMMUNITY BANK OF TRI-COUNTY
                              EMPLOYMENT AGREEMENT
                            WITH GREGORY C. COCKERHAM

         WHEREAS, Gregory C. Cockerham (the "Employee") entered into an employment agreement with Community Bank of Tri-County (the "Bank") effective February 28, 1998 (the "Agreement"); and

         WHEREAS, the Bank and the Employee desire to amend the term of the agreement to provide for a 36 continuous month period of employment; and

         WHEREAS, the Bank and the Employee desire to amend the Agreement to increase the period over which severance would be paid in the event of termination without cause from twelve (12) months to twenty-four (24) months; and

         WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended or modified by means of a written instrument signed by the parties.

         NOW, THEREFORE, the Bank and the Employee hereby agree to amend the Agreement as follows:

                                  FIRST CHANGE

         Effective June 27, 2005, Section 5 is deleted in its entirety and replaced with the following new Section 5:

         "Term.

         (a) Effective as of June 27, 2005, the term of this Agreement shall be (i) a term consisting of the period commencing on June 27, 2005, and ending on the third anniversary of thereof, plus (ii) any and all extensions of the initial term made pursuant to Section 5(b) of this Agreement.

         (b) Commencing on June 27, 2005, and on each day thereafter, the term under this Agreement shall renew automatically for an additional one (1) day period beyond the then effective expiration date, without action by any party, provided that neither the Bank, on the one hand, nor the Employee, on the other, shall have given at least sixty (60) days written notice of its or his desire that the term not renew. In the case notice is given by one party to the other, the term of this Agreement shall become fixed and shall end on the third anniversary of the date of the notice."

                                  SECOND CHANGE

         Effective June 27, 2005, the first sentence of Section 9(d) of the Agreement shall be deleted in its entirety and replaced with the following new sentence:

         "Subject to Section II hereof, the board may, by written notice to the Employee, immediately terminate his/her employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to
Section 2 hereof, up to the date of termination of the term (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional twenty-four (24) month period, and (ii) the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment."

         IN WITNESS WHEREOF, the undersigned hereby approve this Amendment to the Agreement.

Date of Execution:

ATTEST:                                     COMMUNITY BANK OF TRI-COUNTY


/s/ Christy M. Lombardi                     /s/ H. Beaman Smith
-----------------------                     -------------------





WITNESS:                                    EMPLOYEE



/s/ Christy M. Lombardi                     /s/ Gregory C. Cockerham
 ----------------------                     ---------------------------
                                            Gregory G. Cockerham